Exhibit 10.72

Batan Insurance Company SPC, Ltd.

on behalf of RTSI Segregated Portfolio

c/o Aon Insurance Managers (Cayman) Ltd.
Buckingham Square, 720 West Bay Road

P.O. Box 69

Grand Cayman KY1-1102, Cayman Islands
(the “Company”)

DECLARATIONS PAGE

This Declarations Page and the attached Policy including the attached endorsements complete this Batan Insurance Company SPC, Ltd. Excess Healthcare Professional and General Liability Policy:

	Policy Number:	SPA-001-09 (Previous Policy Number: SPA-001-08)

1.	Insured:
	(a) Named insured:	Radiation Therapy Services, Incorporated
	(b) Named Insured’s Address:	2234 Colonial Boulevard Fort Myers, FL 33907

2.	Policy Period:	October 14, 2009 to October 14, 2010 Both days at 12:01 A.M Local Standard Time at the mailing address shown above.

3.	Description of Operations:	Radiation Therapy Services

4.	Limits of Liability:

Professional Liability:
	$15,000,000	Each Claim, Each Professional Liability Incident (inclusive of defense expenses)
	$15,000,000	In the annual aggregate (inclusive of defense expenses) in respect of all Named Insureds.

General Liability (including Patient General Liability):
	$15,000,000	Each Claim, Each General Liability Incident (inclusive of defense expenses)
	$15,000,000	In the annual aggregate (inclusive of defense expenses) in respect of all Named Insureds.

5.	Self-Insured Retention:

Professional Liability:
	$1,000,000	each and every Claim, each and every Professional Liability Incident (defense expenses in addition)

General Liability (including Patient General Liability):
	$1,000,000	each and every Claim, each and every General Liability Incident (defense expenses in addition).

[GRAPHIC]

6.	Retroactive Date:	March 4, 1976 or as per the schedule of Insureds on file with the Named Insured.

7.	Policy Premium:

Fifty percent (50%) down payment due within 30 days of policy inception and remaining to be paid in nine (9) equal installments.

Premiums listed are net of any and all taxes, fees and surcharges of any kind. Premiums paid to Cayman based insurance markets by U.S. Insureds may be subject to Federal Excise Tax as well as other state and/or federal taxes. The Insured is responsible for reporting and remitting this tax to the appropriate authorities. We suggest Insureds check with their tax advisors for further information.

Date Signed:	February 25, 2010

Signed By	/s/ Authorized Signatory

For & on Behalf of Aon Insurance Managers (Cayman) Ltd. As Managers of Batan Insurance Company SPC, Ltd on behalf of RTSI Segregated Portfolio

BATAN INSURANCE COMPANY SPC, LTD.
EXCESS PROFESSIONAL AND GENERAL LIABILITY
INSURANCE POLICY
CLAIMS MADE AND REPORTED COVERAGE

THIS IS A CLAIMS MADE AND REPORTED POLICY. COVERAGE IS ONLY PROVIDED FOR CLAIMS WHICH ARE BOTH: (1) FIRST MADE AGAINST THE INSURED DURING THE POLICY PERIOD OR ANY APPLICABLE EXTENDED REPORTING PERIOD; AND (2) REPORTED TO UNDERWRITERS AS SOON AS PRACTICABLE, BUT NOT MORE THAN 30 DAYS AFTER EXPIRATION OF THE POLICY PERIOD OR AFTER THE EXPIRATION OF ANY APPLICABLE EXTENDED REPORTING PERIOD. COVERAGE IS ONLY PROVIDED FOR CLAIMS ARISING FROM PROFESSIONAL SERVICES WHICH WERE RENDERED OR GENERAL LIABILITY INCIDENTS WHICH OCCURRED SUBSEQUENT TO THE RETROACTIVE DATE AND PRIOR TO THE EXPIRATION OF THE POLICY PERIOD.

This Policy is divided into two coverage Sections, Professional Liability (Section 1) and General Liability (Section 2). The following Insuring Agreements, Conditions, Definitions and Exclusions apply to both Sections and, unless noted otherwise, any Endorsements to this Policy.

In consideration of the payment of the premium and the Self insured Retention, and in reliance upon the representations in the insured’s completed and signed application and any materials submitted therewith, and subject to the Insuring Agreements, Conditions, Definitions and Exclusions of this Policy, Underwriters agree with the Insured as follows:

INSURING AGREEMENTS

1.                         COVERAGE - CLAIMS MADE AND REPORTED

Section 1 - Professional Liability

Subject to the Limit of Liability of this Policy, Underwriters agree to indemnify the Insured for those sums in excess of the Self Insured Retention that the Insured becomes legally obligated to pay as Damages as a result of Claims which are both first made against the Insured during the Policy Period (or any applicable extended reporting period) and reported to Underwriters as soon as practicable (but not more than 30 days after the expiration of the Policy Period or after the expiration of any applicable extended reporting period) and which result from a Professional Liability Incident to which this Policy applies. In the event a Claim is reported to Underwriters within 30 days after the expiration of the Policy Period or during any applicable extended reporting period, the Claim shall be deemed to have been reported on the last day of the Policy Period.

Section 2 - General Liability

Subject to the Limit of Liability of this Policy, Underwriters agree to indemnify the Insured for those sums in excess of the Self insured Retention that the Insured becomes legally obligated to pay as Damages as a result of Claims which are both first made against the Insured during the Policy Period (or any applicable extended reporting period) and reported to Underwriters as soon as practicable (but not more than 30 days after the expiration of the Policy Period or after the expiration of any applicable extended reporting period) and which result from a General Liability Incident to which this Policy applies. In the event a Claim is reported to Underwriters within 30 days after the expiration of the Policy Period or during any applicable extended reporting period, the Claim shall he deemed to have been reported on the last day of the Policy Period.

Subject to the Fire Damage Limit of Liability as specified in the Declarations, Underwriters agree to indemnify the Insured for those sums in excess of the Self Insured Retention that the Insured becomes legally obligated to pay as Damages for Property Damage, as a result of a fire, to premises rented to or leased by the Insured, within the territory described in 3 below, as a result of Claims which are both first made against the Insured during the Policy Period (or any applicable extended reporting period) and reported to Underwriters as soon as practicable (but not more than 30 days after the expiration of the Policy Period after the expiration of any applicable extended reporting period).

This Policy only applies to Personal Injury if caused by an offense arising out of the conduct of the Insured’s business, excluding advertising, publishing, broadcasting or telecasting done by, or for the benefit of, the Insured.

This Policy only applies to Advertising Injury if caused by an offense committed In the course of advertising the Insured’s goods, products or services.

2.                         DEFENSE, SETTLEMENT, INVESTIGATION

The Named Insured has the right and duty to defend any Claim against an Insured seeking Damages which are payable under the terms of this Policy, even if any of the allegations of the Claim are groundless, false or fraudulent.

Underwriters shall not be obligated to make any payment after the applicable Limit of Liability of this Policy has been exhausted by the payment of Damages or Defense Expenses or both.

3.                         TERRITORY

With regard to Professional Liability (Section 1), this Policy shall apply to Claims brought against the Insured in the United States of America as, a result of Professional Services provided anywhere in the world.

With regard to General Liability (Section 2), this Policy shall apply to Claims brought against the Insured in the United States of America as a result of General Liability Incidents which occur in:

A.                     The United States of America (including its territories and possessions), Puerto Rico and Canada;

B.                       International waters or airspace, provided the General Liability Incidents occur in the course of travel or transportation to or from any place included in 3 (A) above; or

All parts of the world if:

(i)                       The Bodily Injury or Property Damage arises out of

(a)                     Goods or products made or sold by the Insured in the territory described in 3 (A) above, or

(b)                    The activities of a person whose home is in the territory described In 3 (A) above, but is away for a short time on the Insured’s business.

4.                         LIMIT OF LIABILITY

The Each Claim or Each Professional Liability Incident Limit of Liability as stated in Item 4 of the Declarations Page is the total limit applicable for all Damages or Defense Expenses or both arising out of any one Professional Liability Incident or General Liability Incident regardless of the number of Claims made or the number of Insured against whom Claims are made.

The Annual Aggregate Limit of Liability as stated in Item 4 of the Declarations Page is the total limit applicable for all Damages or Defense Expenses or both arising out of all Claims made during the Policy Period (including any applicable extended reporting period) regardless of the number of Claims made or the number of Insured’s against whom Claims are made.

5.                         SELF INSURED RETENTION

Underwriters shall only be liable in excess of the Self Insured Retention specified in Item 5 of the Declarations of this Policy. Underwriters shall have no obligation to make any payment until the Self Insured Retention has been exhausted by the actual payment of Damages or Defense Expenses or both, in respect of a Claim otherwise covered by this Policy.

The Insured shall bear all Damages or Defense Expenses or both, incurred until such time as the Self Insured Retention is exhausted. The Self Insured Retention shall only be reduced or exhausted by the actual payment of Damages or Defense Expenses or both, which would, except for the amount thereof, be covered by this Policy. The Insured must pay all Defense Expenses as they accrue; until such time as the Self Insured Retention is exhausted. Any failure by the Insured to pay Defense Expenses as they accrue shall constitute a material breach of this Policy.

6.                         APPLICATION OF POLICY

This Policy only applies to Professional Liability Incidents and General Liability Incidents which occur subsequent to the Retroactive Date and prior to the expiration of the Policy Period, and regarding which a Claim is first made against the Insured during the Policy Period (or any applicable extended reporting period) and reported to Underwriters as soon as practicable (but not more than 30 days after the expiration of the Policy Period or after the expiration of any applicable extended reporting period).

All Claims arising out of the same Professional Liability Incident or General Liability Incident shall be treated as a single Claim and considered as having been made at the time the first Claim was made. The inclusion of more than one Insured or the making of Claims by or on behalf of more than one person or organization shall not operate to increase Underwriters’ Limit of Liability. All related Claims shall be subject to the Limits of Liability applicable to the Policy Period in which the first of all such related Claims was reported. No Claim can qualify as both a Professional Liability Incident and a General Liability Incident under this Policy, and no Claim can trigger multiple Limits of Liability under this Policy.

7.                         CURRENCY & PAYMENT OF PREMIUMS & LOSSES

The premium and losses under this Policy are payable in United States dollars.

CONDITIONS

1.                         INSURED’S DUTIES IN THE EVENT OF A CLAIM

As a condition precedent to the protection afforded by this Policy, the Insured shall as soon as practicable (but not more than 30 days after the expiration of the Policy Period or after the expiration of any applicable extended reporting period), give written notice to the Underwriters of every Claim first made against the Insured during the Policy Period (or any applicable extended reporting period) as a result of any Professional Liability Incident or General Liability Incident which occurred after the Retroactive Date and prior to the expiration of the Policy Period. Notice of such Claims should be sent using the attached Loss Advice Form (Exhibit A).

2.                         ASSISTANCE AND COOPERATION

The Insured must do nothing after a loss to prejudice Underwriters rights.

The Insured shall cooperate with Underwriters and, upon Underwriters’ request, shall assist in the conduct of the Claim and in enforcing any right of contribution or Indemnity against any person or organization who may be liable to the Insured with respect to any Claim which is or may be covered under this Policy. The Insured shall attend all hearings and trials and will assist in obtaining witnesses and securing and giving evidence.

In the event any payment is made under this Policy, Underwriters will be subrogated to all of the Insured’s rights of recovery against any person or organization; the Insured will execute documents and do whatever else is necessary to secure such rights.

The Insured shall not admit liability, assume any obligation or make any payment without the written consent of Underwriters. Underwriters shall not be liable for any payments made by or on behalf of the Insured prior to written notice of Claim being received by the Underwriters.

3.                         OTHER INSURANCE

If other valid and collectible insurance is available to the Insured covering a Claim also covered by this Policy, this Policy shall be in excess of and shall not contribute with such other insurance. Notwithstanding any “other insurance” provision contained in any other valid end collectible insurance available to the Insured, the “other insurance” provision contained herein is controlling, and Underwriters shall not make any payments under this Policy until the limits of the Insured’s “other insurance” have been exhausted. Subject to the preceding, the coverage afforded hereunder is in excess of and shall not contribute with any other valid and collectible insurance which has been specifically contracted for by the Insured or another under any Policy in which the Insured is a Named or Additional Insured. Nothing herein shall be construed to make this Policy subject to the terms, definitions, conditions and limitations of the other insurances.

4.                         LEGAL ACTION AGAINST UNDERWRITERS

No person or organization has the right under this Policy;

A.                     to join Underwriters or their representatives as a party or otherwise bring Underwriters or their representatives into any proceeding seeking Damages from any Insured; or

B.                       to file suit or any other proceeding against Underwriters unless there has been full compliance with all of the terms of this Policy.

5.                         FALSE OR FRAUDULENT CLAIMS

If the Insured gives notice of any Claim knowing the same to be false or fraudulent, this Policy shall become void and all rights hereunder shall be forfeited by the Insured.

6.                         INSPECTION AND AUDIT

Underwriters shall be permitted, but not obligated, to inspect the insured’s property, operations and/or records at any reasonable time. Neither Underwriters’ right to make inspections nor the making thereof or any report thereon shall constitute an undertaking on behalf of or for the benefit of the Insured to determine or warrant that such property or operations are safe or healthful or are in compliance with any law, rule or regulation.

Underwriters may examine and audit the Insured’s books and records at any time during the Policy Period, and any extensions thereof, and within three years after the final termination of this Policy.

7.                         CHANGES

The terms of this Policy shall not be waived or changed except by endorsement duly executed by Underwriters and issued to form a part of this Policy.

8.                         ASSIGNMENT

No assignment of interest under this Policy shall be valid except by endorsement duly executed by Underwriters and issued to form a part of this Policy.

9.                         APPLICATION

By acceptance of this Policy, the Insured agrees that the statements in the application are his/her representations, that such representations are accurate and complete, that such representations are material to the risk undertaken by Underwriters and that this Policy is issued and continued in force in reliance upon the truth of such representations.

10.                  NOTICE OF CANCELLATION OR NON-RENEWAL

It is understood and agreed that this Policy may be cancelled by Underwriters by mailing to the Insured, at the address shown in the Declarations, written notice stating when, not less then 30 days thereafter, cancellation shall be effective. However, in the event of non-payment of premium by the Insured, this Policy may be cancelled by Underwriters by mailing notice to the Insured stating when, not less than 10 days thereafter, cancellation shall be effective. The mailing of notice as aforesaid by Underwriters shall be sufficient proof of notice and the coverage provided by this Policy shall end on the affective date and hour of cancellation as stated in the notice. Mailing of such written notice either by the Insured or by Underwriters shall be equivalent to delivery.

In the event of non-renewal of this Policy by the Underwriters, they or their legal representative shall provide the Insured with written notice of their intent to non-renew at least thirty (30) days in advance of the expiration date of the Policy Period. Notice shall be provided via regular U.S. mail to the address shown In Item 1 (b) of the Declarations.

This Policy may be canceled by the Named Insured by surrendering it to Underwriters or by mailing to Underwriters written notice stating when, not less then 30 days, thereafter the cancellation shall be effective. The time of the surrender or the effective date and hour of cancellation stated in the notice shall become the end of the Policy Period. If the Named Insured cancels, the unearned premium shall be computed in accordance with the customary short rate table and procedure. If Underwriters cancel, unearned premium shall be computed pro rata. Premium adjustment may be made either at the time cancellation is effected or as soon as practicable after cancellation becomes effective, but payment or tender of unearned premium is not a condition of cancellation.

11.                  EXTENDED REPORTING PERIOD

A.                     If this Policy is cancelled or non-renewed by the Named Insured or if Underwriters refuse to renew this Policy for reasons other than nonpayment of premium or noncompliance with the terms and conditions of this Policy, the Named Insured shall have the right, upon payment of an additional premium to purchase an Extended Reporting Period, the terms of which will be determined at the time it is requested.

B.                       Coverage shall only apply to Claims that are both first made against the Insured and reported to Underwriters during the extended reporting period purchased, and which arise from Professional Services rendered or General Liability Incidents which occurred after the Retroactive Date and prior to the effective date of the extended reporting period purchased.

C.                       The quotation of a different premium, Self-Insured Retention or Limits of Liability for renewal does not constitute a cancellation or refusal to renew for the purposes of this Condition.

D.                      As a condition precedent to the right to purchase the extended reporting period, the total premium for the Policy must have been paid. The right to purchase the extended reporting period shall terminate unless written notice, together with full payment of the premium for the extended reporting period, is received by Underwriters within 60 days after the effective date of cancellation or, in the event of a refusal to renew, within 60 days after the Policy expiration date. If such notice and premium payment is not so given to Underwriters, there shall be no right to purchase the extended reporting period.

E.                        In the event of the purchase of the extended reporting period, the entire premium therefore shall be deemed earned at its commencement.

F.                        The exercise of the extended reporting period shall not in any way increase the Underwriters’ Limits of Liability.

G.                       The purchase of an extended reporting period shall not operate to increase the Combined Policy Aggregate Limit of Liability stated in the Declarations for the Policy Period prior to this extension being invoked, such Combined Policy Aggregate Limit of Liability as a consequence shall apply to the expiring Policy Period and the extended reporting period combined.

DEFINITIONS

1.                          Advertising Injury means:

an injury caused by any of the following offenses in the advertising of the Insured’s Professional Services as a healthcare provider

A                        libel or slander;

B.                       written or spoken material made public which violates an individual’s right of privacy or belittles the product or work of others;

C.                       unauthorized faking of advertising ideas or style of doing business: or

D.                      infringement of copyright, title or slogan.

2.                          Auto means:

a land motor vehicle, trailer or semi trailer designed primarily for travel on public roads, including any attached machinery or equipment. Auto does not include “Mobile Equipment’, which is defined to mean any of the following types of land vehicles and any machinery or equipment attached thereto.

A.                     bulldozers, farm machinery, forklifts and other vehicles designed for use principally off public roads,

B.                       vehicles maintained for use solely on or next to premises the Insured owns or rents;

C.                       vehicles that travel on crawler treads,

D.                      vehicles, whether self-propelled or not, that are maintained primarily to provide mobility to permanently mounted:

i)                            Power cranes, shovels, loaders, diggers or drills; or

ii)                         road construction or resurfacing equipment such as graders, scrapers or rollers;

E.                        Vehicles not described in A, B, C or D above that are not self-propelled and are maintained primarily to provide mobility to permanently attached equipment of the following types:

i)                            air compressors, pumps and generators, including spraying, welding, building cleaning, geophysical exploration, lighting and well servicing equipment; or

ii)                         cherry pickers and similar devices used to raise or lower workers;

F.                        Vehicles not described in A, B, C or D above, that are maintained primarily for purposes other than the transportation of persons of cargo. However, self propelled vehicles with the following types of permanently attached equipment are not “mobile equipment” but will be considered Autos:

i)                            Equipment designed primarily for

(a)                     snow removal:

(b)                    road maintenance but not construction or resurfacing;

(c)                     street cleaning.

ii)                         cherry pickers and similar devices mounted on automobile or truck chassis and used to raise or lower workers; and

iii)                      air compressors, pumps and generators, including spraying, welding, building cleaning; geophysical exploration, lighting and well servicing equipment.

3.                          Bodily Injury means:

physical injury, sickness, disease, mental anguish, mental injury or emotional distress, including death at any time resulting there from.

4.                          Claim means:

any demand for Damages or services first made, in writing, against the Insured during the Policy Period, or during any applicable extended reporting period.

5.                          Damages means:

a compensatory settlement, award or judgment which the Insured becomes legally obligated to pay. Damages include pre-judgment interest. Damages do not include:

A.                     Defense Expenses;

B.                       punitive or exemplary Damages, fines or penalties, or any Damages which are a multiple of compensatory Damages;

C.                       the return or restitution of fees, compensation, profits, charges and/or expenses paid to the Insured for services rendered; or

D.                      judgments or awards deemed uninsurable by law.

6.                          Defense Expenses means:

A.                     all expenses incurred in defending a Claim, all costs taxed against the Insured in any suit and all post-judgment interest which accrues on the entire amount of the judgment before Underwriters have paid or tendered or deposited in court that part of the judgment which does not exceed the applicable Limit of Liability of this Policy.

B.                       premiums on appeal bonds required in any defended suit. Underwriters, have no obligation to apply for or furnish an appeal bond. The amount of any appeal band shall not exceed the applicable Limit of Liability of this Policy; and

C.                       all reasonable expenses, other than loss of earnings, incurred by the Insured at Underwriters’ request and with Underwriters’ prior agreement.

Defense Expenses do not include any amounts incurred after the Each Claim Limit or the Combined Policy Aggregate Limit is exhausted by payment of Damages or Defense Expenses or both.

7.                          General Liability Incident means:

an accident which results in Bodily Injury or Property Damage or a loss which results in Personal Injury or Advertising Injury, neither expected or intended from the standpoint of the Insured. Ail Bodily Injury or Property Damage resulting from continuous or repeated exposure to substantially the same general conditions shall be considered the result of one General Liability Incident regardless of the number of locations, Claimants or Insureds involved.

8.                          Impaired Property means tangible property, other than the Insured’s Products or the Insured’s Work, that cannot be used or is less useful because:

A.                     it incorporates the Insured’s Products or the Insured’s Work that is known or thought to be detective, defective, inadequate or dangerous; or

B.                       the Insured has failed to fulfill the terms of a contract or agreement, if such property can be restored to use by:

i)                            the repair, replacement, adjustment or removal of the Insured’s Products or the Insured’s work; or

ii)                         the Insured’s fulfilling the terms of the contract or agreement.

9.                          Insured means:

A.                     the Named Insured, being the entity designated in item 1 of the Declarations. The Named Insured shall also include, until such time as they may be sold or otherwise disposed of or become unaffiliated with the Named Insured:

i)                            any additional entities specified in the Declarations or added by endorsement to this Policy;

ii)                         any subsidiary or owned or controlled companies of the Named Insured as are in existence at the inception date of this Policy:

iii)                      any subsidiary or owned or controlled company of the Named Insured created or acquired subsequent to the inception date of this Policy, but coverage hereunder will not apply:

(a)                    to any Claims arising from Professional Services which were rendered or General Liability Incidents which occurred prior to the date of such creation or acquisition; and

(b)                   for a period greater than thirty days from the date of such creation or acquisition. However, if the Named Insured shall give Underwriters’ notice of any such created or acquired subsidiary or owned or controlled company within the aforesaid period of thirty days and the Named Insured shall

1.                          pay any additional premium, and

2.                          accept such terms as may be required by Underwriters, then this Policy shall continue to apply to such subsidiary or owned or controlled company.

B.                       any employee of the Named Insured, but only while acting within the scope of their duties as such;

C.                       any member or partner of a joint venture or partnership specifically designated in the Declarations, but only with respect to such member’s or partners liability arising within the scope of their duties within such designated joint venture or partnership,

D.                      any executive officer, member of the board of directors, trustees or governors of the Insured, but only while acting within the scope of their duties as such;

E.                        any authorized student or volunteer of the Insured, but only while acting within the scope of their duties as such;

F.                        any member of a formal accreditation, standards review or similar professional board or committee of the Named Insured, or any employee charged with the duty of executing the directives of such professional board or committee, or any employee communicating information to such professional board or committee; but only while the member or employee is acting within the scope of their duties as such;

G.                       any Government Authority, funding source or institution, but, only in respect of liability arising out of the operations of the Insured and upon the specific request of such Government Authority, funding source or Institution;

H.                      any person or entity to whom the Insured is contractually obligated, either in writing or verbally, to provide such coverage as is afforded by this Policy,

I.                           any person or organization having proper temporary custody of the Insured’s property due to the Insured’s death, but only:

i)                           with respect to liability arising out of the maintenance or use of that property; and

ii)                        until the Insured’s legal representative has been appointed.

J.                          the Insured’s legal representative if the Insured dies, but only with respect to their duties as such. That representative will assume both the Insured’s rights and duties under this Policy.

10.                    Insured Contract means:

A.                     a lease of premises;

B.                       a sidetrack agreement;

C.                       an easement or license agreement in connection with vehicle or pedestrian private railroad crossings at grade;

D.                      any other easement agreement, except in connection with construction or demolition operations on or within 50 feet of a railroad;

E.                        an indemnification of a municipality as required by ordinance, except in connection with work for a municipality,

F.                        an elevator maintenance agreement or

G.                       that part of any other contract or agreement pertaining to the Insured’s business under which the Insured assumes the tort liability of another to pay Damages because of Bodily Injury or Property Damage to a third person or organization, if the contract or agreement, is made prior to the Bodily Injury or Property Damage Tort liability means a liability that would be imposed by law in the absence of any contract or agreement.

An Insured Contract does not include that part of any contract or agreement:

A.                      that indemnifies an architect, engineer or surveyor for injury or damage arising out of:

i)                           preparing, approving or failing to prepare or approve maps, drawings, opinions, reports, surveys, change orders, designs or specifications; or

ii)                        giving directions or instruction, or failing to give them, if that is the primary cause of the injury or damage:

B.                        under which the Insured, if an architect, engineer or surveyor, assumes liability for injury or damage arising out of the Insured’s rendering or failing to render Professional Services, including those listed In IOA immediately above and supervisory, inspection or engineering services; or

C.                        that indemnifies any person or organization for damage by fire to premises rented or loaned to the Insured;

D.                       that relates to a project for a public authority, but this exclusion does not apply to a Claim by the public authority or any other person or organization engaged in the project; or

D.                       that relates to construction or demolition operations, within 50 feet of any railroad property, and affecting any railroad bridge or trestle, tracks, road beds, tunnel, underpass or crossing and which is not a sidetrack agreement.

11                       The Insured’s Products means:

A.                     any goods or products, other than real property, manufactured, sold, handled, distributed or disposed of by:

i)                            the Insured;

ii)                         others trading under the Insured’s name, and

iii)                      a person or organization whose business or assets the Insured have acquired; and

B.                       Containers (other than vehicles), materials, parts or equipment furnished in connection with such goods or products:

The Insured’s Products include warranties or representations made at any time with respect to this fitness, quality, durability or performance of any of the items included in 11A and B above.

The Insured’s Products do not include vending machines or other property rented to or located for the use of others but not sold

12.                    The Insured’s Work means:

A.                     work or operations performed by the Insured or on the Insured’s behalf; and

B.                       materials, parts or equipment furnished in connection with such work or operations.

The Insured’s Work includes warranties or representations made at anytime with respect to the illness, quality, durability or performance of any of the items included in 12 A or B above.

13.                    Loading or Unloading means the handling of property:

A.                     after it is moved from the place where it is accepted for movement into or onto an aircraft, watercraft or Auto;

B.                       while it is in or on an aircraft, watercraft or Auto; or

C.                       while it is being moved from an aircraft, watercraft or Auto to the place where it is finally delivered;

but Loading or Unloading does not include the movement of property by means of a mechanical device, other than a hand truck, that is not attached to the aircraft, watercraft or Auto.

14.                    Personal Injury means injury, other than Bodily Injury, caused by any of the following

A.                     False arrest, detention or imprisonment;

B.                       malicious prosecution;

C.                       wrongful entry or wrongful eviction;

D.                      libel or slander or

E.                        written or spoken material made public which violates an individual’s right of privacy.

15.                    Policy Period means;

the period from the inception date specified in Item 2 of the Declarations to the expiration date specified in Item 2 of the Declarations, or any other termination data effected in accordance with the terms of this Policy. Despite the activation of an extended reporting period, this Policy will not provide coverage for any Professional Liability Incident or General Liability Incident that occurs after the expiration of the Policy Period.

16.                    Pollutants means:

any solid, liquid, gaseous or thermal irritant or contaminant, including but not limited to smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste. Waste includes materials to be recycled, reconditioned or reclaimed.

17.                    A.                     Products-Completed Operations Hazard includes all Bodily Injury and Property Damage occurring away from premises the Insured owns or rents and arising out of the Insured’s Products or the Insured’s Work except:

i)                            products that are still in the Insured’s physical possession; or

ii)                         work that has not yet been completed or abandoned.

B.                       The Insured’s Work will be deemed completed at the earliest of the following times:

i)                            when all of the work called for in the Insured’s contract has been completed; or

ii)                         when all of the work to be done at a job site has been completed if the Insured’s contract calls for work at more than one site; or

iii)                      when that part of the work done at a job site has been put to its intended use by any person or organization other than another contractor or subcontractor working on the same project.

Work that may need service, maintenance, correction, repair or replacement but which is otherwise completed, will be treated as completed.

C.                       This hazard does not include Bodily Injury or Property Damage arising out of:

i)                            the transportation of property, unless the injury of damage arises out of a condition in or on a vehicle created by the Loading or unloading of it

ii)                         the existence of tools, installed equipment or abandoned or unused materials; or

iii)                      products or operations for which the classification in this Policy includes products or completed operations.

18.                    Professional Liability Incident means:

any act, error or omission in the rendering of, or failure to render, Professional Services by the Insured. All related act, errors or emissions in the rendering of, or failure to render, Professional Services to any one patient shall be considered one Professional Liability Incident. If a Professional Liability Incident arises from a series of related medical services, such Professional Liability Incident will be deemed to have happened at the time of the first act, error or omission in respect of which the Insured may be legally obligated to pay Damages. All acts, errors or omissions in the rendering of, or failure to render, Professional Services to a woman, her fetus/fetuses and child/children during the course of or related to prenatal care, labor, delivery and the post delivery period shall be considered one Professional Liability Incident.

19.                    Professional Services means services performed by the Insured in the treatment and/or care of any client, resident or patient, and shall include:

A.                     medical, surgical, counseling, therapeutic or other Professional Services provided to any person’

B.                       the furnishing of medical or surgical supplies and appliances, medication, blood and blood products and food and beverages in connection with such services;

C.                       education and training conducted by the Insured which results in Injury caused or alleged to have been caused by a deficiency or defect in the education or training of any person; and

D.                      research and development conducted by the Insured which results in injury caused or alleged to have been caused by a deficiency or defect in the conduct or the reported results of such research or development.

20.                    Property Damage means;

A.                     physical injury to tangible property, including all resulting loss of use of such property and

B.                       loss of use of tangible property which has not been physically damaged or destroyed.

21.                    Sexual Misconduct means sexual intimacy, sexual acts, sexual abuse, sexual molestation, sexual harassment, sexual exploitation, sexual assault, sexual battery or acts in furtherance thereof, whether under the guise of treatment or not, and whether consensual or not.

EXCLUSIONS

This Policy does not apply to any Claim arising out of, based upon, relating to or involving:

1.                          Any Professional Liability Incident or General Liability Incident which:

A.                     happened prior to the Retroactive Date or after the expiration of the Policy Period;

B.                       resulted in a Claim that was made against the Insured after expiration of the Policy Period (or any applicable extended reporting period) or was reported to Underwriters more than 30 days after expiration of the Policy Period (or after the expiration of any applicable extended reporting period);

C.                       was reported or should have been reported to any program of insurance or self insurance in effect prior to the Inception date of this Policy; or

D.                      is covered under any program of insurance or self-insurance in effect prior to the inception date of this Policy.

2.                          With respect to Professional Liability (Section 1), all Claims based upon, relating to or arising out of any General Liability Incident.

3.                          With respect to General Liability (Section 2), all Claims based upon, relating to or arising out of any Professional Liability Incident

4.                          Bodily Injury or Property Damage reasonably expected or intended from the standpoint of the Insured. This exclusion does not apply to Bodily Injury that is a reasonably expected consequence of appropriate treatment or resulted from the use of reasonable force to protect persons or property.

5.                          Any dishonest, unlawful, criminal, fraudulent or malicious act, error or omission by any Insured, including the willful violation of any law, statute or ordinance committed by or with knowledge of any Insured.

6.                          The transfer of a patient in violation of any statute or regulation restricting patient transfers or regulating the circumstances under which patient transfers may be effected.

7.                          The alteration, modification or destruction of medical records

8.                          Sexual Misconduct.

Coverage is excluded for any sexual act, including without limitation sexual intimacy (even if consensual), sexual contact, sexual advances, requests for sexual favors, sexual molestation, sexual assault, sexual abuse, sexual harassment, sexual exploitation or other verbal or physical conduct of a sexual nature. However, this exclusion does not apply to:

A.                     Any Specific Individual Insured who allegedly committed such sexual misconduct, unless it is judicially determined that the Specific Individual Insured committed the sexual misconduct. If it is judicially determined that the Specific Individual Insured committed the sexual misconduct underwriters will not pay any damages.

B.                       Any other Insured, unless that Insured:

i)                            knew or should have known about the sexual misconduct allegedly committed by the Specific Individual Insured, but failed to prevent or stop it; or

ii)                         knew or should have known that the Specific Individual Insured who allegedly committed the sexual misconduct had a prior history of such sexual misconduct.

As used in this exclusion, Specific Individual Insured includes employees and authorized volunteer workers while performing duties related to the conduct of your business.

9.                          Discrimination, humiliation, harassment or misconduct based on age, race, creed, color, gender, sexual preference, disability, national origin, physical or mental disability, illness or positive test for communicable diseases. However this exclusion does not apply to any act or alleged discrimination arising out of the provision of Professional Services.

10.                    Any obligation of any Insured under any workers’ compensation, unemployment compensation disability benefits law or any similar law.

Any dispute between a present or former employee and any Insured with regard to the employment relationship, the termination of that relationship or such Insured’s provision or termination of employee benefits, including but not limited to Claims for wrongful termination, harassment or discrimination.

12.                    Any Claim made by any Insured against any other Insured under this Policy, but this Exclusion shall not apply to injury suffered by an Insured as a recipient of Professional Services rendered, or which fail to be rendered, by another Insured.

13.                    Any Claim brought by or on behalf of any individual who is receiving, or has received, Professional Services from the Insured against any other individual who is receiving, or has received, Professional Services from the Insured.

14.                    The rendering or failure to render Professional Services in a state while the Insured’s license is under suspension or has been restricted, revoked, surrendered or otherwise terminated.

15.                    Bodily Injury for which any Insured may be held liable by reason of:

A.                     causing a contributing to the intoxication of any person;

B.                       furnishing alcoholic beverages to a person under the legal drinking age or under the influence of alcohol: or

C.                       any statute, ordinance or regulation relating to the sale, gift, distribution or use of alcoholic beverages.

16.                    Bodily Injury arising out of corporal punishment by the Insured.

17.                    Any liability of the Insured based in whole or in part on breach of promise, contract, warranty, implied warranty or misrepresentation, including any guarantees of the results of the Insured’s Professional Services.

18.                    Any vicarious liability of the Insured for an individual who is not an Insured.

19.                  Bodily Injury or Property Damage arising out of athletic events sponsored by the Insured except those athletic events which are directly related to the treatment or care of the Insured’s patient/clients and which are limited to the Insured’s patient/clients, employees and volunteers.

20.                    The Insured’s actual or alleged involvement in any:

A.                     anti-trust law violation;

B.                       agreement or conspiracy to restrain trade or compete unfairly,

C.                       infringement of trademark, trade name, patent or copyright; or

D.                      price-fixing,

21.                    Bodily Injury or Property Damage due to war, whether or not declared, or any act or condition incident to war. War includes civil war, insurrection, rebellion or revolution.

22.                    Bodily Injury or Property Damage due to an act of terrorism. For the purposes of this exclusion, an “act of terrorism” means an act, including but not limited to the use of force or violence and/or the threat thereof, by any person or group(s) of persons, whether acting alone or an behalf of or in connection with any organization(s) or government(s), committed for political, religious, ideological or similar purposes, including the intention to influence any government and/or put the public, or any section of the public, in fear.

23.                    Damages claimed for any loss, cost or expense incurred by the Insured or others for the loss of use, withdrawal, recall, inspection, repair, replacement, adjustment, removal or disposal of:

A.                     The Insured’s Products;

B.                       The Insured’s Work or

C.                       Impaired Property;

If such product, work or property is withdrawn or recalled from the market or from use by any Insured or any person or organization because of a known or suspected defect deficiency, inadequacy or dangerous condition in it.

24.                    Acquired Immune Deficiency Syndrome (AIDS), meaning the potential or actual transmission of or exposure to Human Immunodeficiency Virus (HIV), AIDS-Related Complex (ARC), Acquired Immune Deficiency Syndrome (AIDS), Hepatitis or any other infectious disease or any complex or syndrome related thereto, or the use or misuse of confidential Information relating to HIV, ARC, AIDS, hepatitis or any other infectious disease, including the failure to disclose the health status of any Insured.

25.                    Property Damage to any Insured’s Products.

26.                    With respect to the Professional Liability (Section 1) portion of this Policy, any Advertising Injury, Personal Injury or Property Damage.

27.                    Bodily Injury or Property Damage for which the Insured is obligated to pay Damages by reason of the assumption of liability in a contract or agreement. This exclusion does not apply to liability for Damages:

A.                     assumed in a contract or agreement that is an Insured Contract provided the Bodily Injury or Property Damage occurs subsequent to the execution of the contract or agreement: or

B.                       that the Insured would have in the absence of the contract or agreement.

28.                    Property Damage to any Insured’s Work arising out of it or any part of it and included in the Products-Completed Operations Hazard.

This exclusion does not apply if the damaged work or the work out of which the damage arises was performed on any Insured’s behalf by a subcontractor.

29.                    Property Damage to Impaired Property or property that has not been physically injured, arising out of

A.                     a defect, deficiency, inadequacy or dangerous condition in any Insured’s Products or Insured’s Work; or

B.                       a delay or failure by any Insured or anyone acting on any Insured’s behalf to perform a contract or agreement in accordance with its terms.

This exclusion does not apply to the loss of use of other property arising out of sudden and accidental physical injury to any Insured’s Products or any Insured’s Work after it has been put to its intended use.

30.                    Property Damage to:

A.                     property owned, rented or occupied by any Insured;

B.                       premises sold or abandoned by any Insured;

C.                       property loaned to any Insured;

D.                      property in the care, custody or control of any Insured;

E.                        property on which any Insured or any contractors or subcontractors working directly or indirectly on behalf of any Insured are performing operations, if the Property Damage arises out of those operations; or

F.                        property that must be restored, repaired or replaced because work was incorrectly performed by any Insured.

Paragraph A of this exclusion does not apply to Property Damage to premises rented to any Insured, if such Property Damage arises out of fire. A separate limit of insurance applies to this coverage and described in the Declarations.

Paragraph B of this exclusion does not apply if the premises are any Insured’s Work and were never occupied; rented or held for rental by any Insured hereunder.

Paragraphs C, D, E & F of this exclusion do not apply to liability assumed under a sidetrack agreement.

Paragraph F of this exclusion does not apply to Property Damage included in the Products-Completed Operations Hazard.

31.                    Personal injury or Advertising Injury.

A.                     arising out of oral or written publication of material, if done by or at the direction of any Insured with knowledge of its falsity,

B.                       arising out of oral or written publication of materials whose first publication took place before the beginning of the Policy Period;

C.                       arising out of the willful violation of a penal statute or ordinance committed by or with the consent of the Insured, or

D.                      or which the Insured has assumed liability in a contract or agreement. This exclusion does not apply to liability for Damages that the Insured would have in the absence of the contract or agreement.

32.                    Advertising Injury arising out of

A.                     breach of contract, other than misappropriation of advertising ideas under an implied contract,

B.                       the failure of goods, products or services to conform with advertised quality of performance;

C.                       the wrong description of the price of goods, products or services; or

D.                      an offense committed by an Insured whose business is advertising, broadcasting, publishing or telecasting

33.                    Bodily Injury or Property Damage related to the ownership, maintenance, use or entrustment to others of any aircraft, Auto or watercraft owned or operated by or rented or loaned to any Insured. Use includes operation and Loading or Unloading.

34.                    Bodily Injury or Property Damage arising out of

A.                     the transportation of Mobile Equipment by an Auto owned or operated by or rented or loaned to any Insured; or

B.                       the use of Mobile Equipment in, or while in practice or preparation for, a prearranged racing, speed or demolition contest or in any stunting activity.

35.                    A.                     Bodily injury or Properly Damage arising out of the discharge dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or Pollutants into or upon land, the atmosphere or any water course or body of water, whether above or below ground. It is understood and agreed that the intent and affect of this exclusion is to delete from any and all coverages afforded by this Policy any Claim, action, judgment liability, settlement defense or expenses (including any loss, cost or expense arising out of any governmental direction or request that the Insured or any other party test for, monitor, clean up, remove, contain, treat detoxify or neutralize Pollutants) in anyway arising out of such actual or threatened discharge, dispersal, release or escape whether such results from the Insured’s activities or the activities of others and whether or not such is sudden or gradual and whether or not such is accidental, intended, foreseeable, expected, fortuitous or inevitable, and wherever such occurs; or

B.                       Bodily Injury or Property Damage arising out of any governmental direction or request that the Insured or any other party test for, monitor, clean up, remove, contain, treat, detoxify, neutralize Pollutants.

36.                    Bodily Injury or Property Damage resulting from exposure to or the manifestation, release, dispersal, seepage, migration, discharge, appearance, presence, reproduction or growth of mold, mildew, spores, mycotoxins, fungi, organic pathogens or other micro organisms of any type, nature or description. This Policy expressly excludes:

A.                     any cost, expanse or charge to test, monitor, clean up, remediate, remove, contain, treat, detoxify, neutralize, rehabilitate or in any way respond to or assess the affects of mold, mildew, spores, mycotoxins, fungi, organic pathogens or other micro organisms of any type, nature or description; and

B.                       any costs, expense, charge, fine or penalty, incurred, sustained or imposed by order, direction, request or agreement of any court, governmental agency or any civil, public or military authority

With respect to this exclusion, the term ‘organic pathogens” means any organic irritant or contaminant, including but not limited to mold, fungus, bacteria, virus or their byproducts, such as mycotoxins, mildew or biogenic aerosol. “Organic pathogens” include but are not limited to Aspergillus, Penicillium, Stachybotrys Chartarum, Stachybotrys Atra, Trichodema and Fusarium Memnoniella.

37.                    Bodily Injury or Property Damage arising out of asbestos or asbestos containing materials including but not limited to:

A.                     inhaling, ingesting or physical exposure to asbestos or goods or products containing asbestos; or

B.                       the use of asbestos in constructing or manufacturing any goods; products or structures; or

C.                       the removal of asbestos from any goods, products or structures, or the manufacture, encapsulation, transportation, storage, handling, distribution, sale, application, consumption or disposal of lead paint or goods or products containing asbestos; or

D.                      any governmental direction or request that the Insured or any other party, test for, monitor, clean up, remove, contain, treat, detoxify or neutralize asbestos or asbestos containing products.

38.                    Bodily Injury or Property Damage arising out of lead paint including but not limited to:

A.                     inhaling, ingesting or physical exposure to lead paint or goods or products containing lead paint; or

B.                       the use of lead paint in constructing or manufacturing any goods, products or structures; or

C.                       the removal of lead paint from any goods, products or structures; or the manufacture, encapsulation, transportation, storage, handling, distribution, sale, application, consumption or disposal of lead paint or goods or products containing lead paint; or

D.                      any governmental direction or request that the Insured or any other party, test for, monitor, clean up, remove, contain, treat, detoxify or neutralize lead paint or materials containing lead paint.

39.                    Bodily injury arising out of silica, crystalline silica or resulting in silicosis.

40.                    A.                     The Insured’s liability:

i)                            with respect to which an Insured under this Policy is also an insured under a nuclear energy liability Policy issued by the Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an Insured under any such Policy but for its termination upon exhaustion of its limit of liability; or

ii)                         resulting from the hazardous properties of nuclear material and with respect to which:

(a)                    any person or organization is required to maintain financial Protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof; or

(b)                   the Insured is, or had this Policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

B.                       The Insured’s liability for:

i)                            the nuclear material

(a)                    at any nuclear facility owned by, or operated by or on behalf of the Insured; or

(b)                   discharged or dispersed there from;

ii)                         the nuclear material contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of the Insured;

iii)                      liability arising out of the furnishing by the Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this Exclusion 40 B. applies only to injury to or destruction of property at such nuclear facility.

C.                       For the purposes of this exclusion

i)                            “Hazardous Properties” includes radioactive, toxic or explosive properties;

ii)                         “Nuclear Material’ means source material, special nuclear material or by product material;

iii)                      Source Material’, “Special Nuclear Material” and “By-Product Material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof;

iv)                     “Spent Fuel’ means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor;

v)                        “Waste” means any waste material:

(a)                    containing by-product material; and

(b)                   resulting from the operation by any person or organization of any nuclear facility’ included within the definition of “Nuclear Facility” under paragraph (i) or (ii) thereof,

vi)    “Nuclear Facility” means:

(a)                    any nuclear reactor;

(b)                   any equipment or device designed or used for;

i)                            separating the isotopes of uranium or plutonium

ii)                         processing or utilizing spend fuel

iii)                      handling, processing or packaging waste

iv)                     any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235; or

v)                        any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste and includes the site an which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; and

vii)                  Nuclear Reactor’ means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material. With respect to injury to or destruction of property, the word “Injury” or “Destruction” includes all forms of radioactive contamination of property.

Exhibit A - Loss Advice Form

I.	INSURED DATA

Name:

Business name and address:

	Phone #	Cell Phone #:

	Fax #	Email:

Policy Number:

Policy Period:

Policy Limit:

Deductible:

II.	PATIENT DATA

Patient Name:

Age/Date of Birth:

Sex:

Occupation/employer:

Marital Status:

Dependents, including children’s ages:

Date of Treatment or incident:

Location of treatment or incident:

Nature of treatment provided:

III.	BASIS FOR REPORTING

Unexpected outcome
Patient/family grievance
Medical record request (please enclose)
Written demand for compensation (please enclose)
Notice of Intent (please enclose)
	Lawsuit (please enclose)		Date served:
Other (please specify)

IV.                   INCIDENT NARRATIVE

Please provide a detailed description of the incident, including dates/times and the identities of all other healthcare providers involved. Please attach additional papers as needed.

V.                       INJURY/DAMAGES

Please provide all available information regarding the injury/damages suffered by the patient, his/her current condition and likely future course. Please attach additional papers as needed.

Complete By:

Date:

Please enclose with this form a copy of the Declarations page for your Policy and a complete copy of your treatment records for this patient. Please retain a copy of this form, as well as all other materials generated in connection with this loss, in a file separate from your treatment records for the patient.

ENDORSEMENT #1 - TOTAL MOLD, MILDEW OR OTHER FUNGI ENDORSEMENT

I.                            Notwithstanding any provision to the contrary within the Policy to which this endorsement forms a part, or within any other endorsement which forms a part of this Policy, this Policy shall not apply to any claims or claims directly or indirectly arising out of, relating to, or in connection with exposure to or the manifestation, release, dispersal, seepage, migration, discharge, appearance, presence, reproduction or growth of mold, mildew, spores, mycotoxins, fungi, organic pathogens or other micro organisms of any type, nature or description. Such claim or claims are excluded regardless of whether they arise in connection with:

(1)                    Personal Injury;

(2)                    Property Damage;

(3)                    Advertising Injury; or

(4)                    Any injury caused by a Professional Liability Incident.

II.                        There shall be no obligation to defend the Insured against any claim or claims excluded by this endorsement regardless of whether the allegations forming the basis of the claim or claims are groundless, false or fraudulent.

III.                    This Policy expressly excludes:

(1)                    any cost, expense or charge to test, monitor, clean up, remediate, remove, contain, treat detoxify, neutralize, rehabilitate, or in any way respond to or assess the effects of mold, mildew, spores, mycotoxins, fungi, organic pathogens or other micro organisms of any type, nature or description; and

(2)                    any cost, expense, charge, fine or penalty, incurred, sustained or imposed by order, direction, request or agreement of an court, governmental agency, or any civil, public or military authority.

IV.                    This exclusion shall not apply to any claim or claims directly or indirectly arising out of, relating to, or in connection with the Insured’s use of mold, mildew, spores, mycotoxins, fungi, organic pathogens or other micro organisms of any type, nature or description in connection with the rendering of Professional Services.

V.                        The following definition is to be applied to this exclusion:

(1)                    The term “organic pathogens” means any organic irritant or contaminant, including but not limited to mold; fungus, bacteria, virus, or their byproducts such as mycotoxins, mildew, or biogenic aerosol. “Organic pathogens” include but are not limited to Aspergillus, Penicillium, Stachybotrys Chartarum, Stachybotrys Atra, Trichodema, and Fusarium Memnoniella.

ENDORSEMENT #2 - ASBESTOS EXCLUSION ENDORSEMENT

In consideration of the premium charged for this Policy, it is hereby understood and agreed that this Policy does not cover any claims whatsoever arising directly or indirectly out of, or resulting from or in consequence of, or in any way involving asbestos, or any materials containing asbestos in whatever form or quantity.

ENDORSEMENT #3 - CLASS ACTION EXCLUSION ENDORSEMENT

It is hereby understood and agreed that this Policy does not cover any damages or defense expenses whatsoever arising directly or indirectly out of, or resulting from or in consequence of, or in anyway involving any Class Action.

The term ‘Class Action’ as used in the above exclusion, shall mean any proceeding brought or maintained:

(1)                     to certify any litigation as a class action;

(2)                     by or on behalf of five or more natural persons, whether or not such natural persons are represented by one or more legal counsel;

(3)                     by or on behalf of one to four natural persons if any of such natural persons are making a pattern and practice or systemic wrongful act allegation and are seeking monetary relief on behalf of a class or group of complainants in order to resolve such proceeding, whether or not such natural persons are represented by one or more legal counsel; or

(4)                     by a governmental entity, department or agency making a pattern and practice or systemic wrongful act allegation or seeking monetary relief on behalf of a class or group of complainants In order to resolve such proceeding.

ENDORSEMENT #4 - BIOLOGICAL TERRORISM EXCLUSION ENDORSEMENT

Notwithstanding any provision to the contrary within this insurance or any endorsement thereto it is agreed that this Policy excludes any claims directly or indirectly arising out of, contributed to or caused by, or resulting from or in connection with any act of biological terrorism (as defined below) regardless of any other cause or event contributing concurrently or to any other sequence to the loss.

For the purpose of this endorsement:

“Biological” agent shall mean any pathogenic (disease producing) microorganism(s) and/or biologically produced toxin(s) (including genetically modified organisms and chemicaliy synthesized toxins) which cause illness and/or death in humans, animals or plants.

If the Underwriters allege, that by reason of this exclusion any loss is not covered by this Policy the burden of proving the contrary shall be upon the Insured.

ENDORSEMENT #5 - WAR AND TERRORISM EXCLUSION ENDORSEMENT - NMA2918 AMENDED

Notwithstanding any provision to the contrary within this Policy or any endorsement thereto it is agreed that this Policy excludes damages and damage expenses, of any nature directly or indirectly caused by, resulting from or in connection with any of the following regardless of any other cause or event contributing concurrently or in any other sequence to the loss;

(1)                     war, invasion, acts of foreign enemies, hostilities or warlike operations (whether war be declared or not), civil war, rebellion, revolution, insurrection, civil commotion assuming the proportions of or amounting to an uprising, military or usurped power, or

(2)                     any act of terrorism.

For the purpose of this endorsement an act of terrorism means an act, including but not limited to the use of force or violence and/or the threat thereof, of any person or group(s) of persons, whether acting alone or on behalf of or in connection with any organization(s) or government(s), committed for political, religious, ideological or similar purposes including the intention to influence any government and/or to put the public, or any section of the public, in fear:

This endorsement also excludes damages and damage expenses, directly or indirectly caused by, resulting from or in connection with any action taken in controlling, preventing, suppressing or in anyway relating to (1) and/or (2) above.

If the Underwriters allege that by reason of this exclusion, any damages or damage expenses are not covered by this Policy, the burden of proving the contrary shall be upon the insured.

In the event any portion of this endorsement is found to be invalid or unenforceable, the remainder shall remain in full force and effect.

ENDORSEMENT #6 - ABSOLUTE SEEPAGE AND POLLUTION EXCLUSION ENDORSEMENT

This Policy excludes all claims as a result of:

1)                         any liability arising out of the actual, alleged or threatened discharge, dispersal, release or escape of ‘Pollutants’, but this Exclusion shall not apply to Personal Injury sustained by any Patient,

2)                         any liability to test for, monitor, clean-up, remove, contain, treat, detoxify or neutralize “Pollutants”, whether or not any of the foregoing are or should be performed by the Insured or by others;

The word ‘Pollutants’, wherever used in this Exclusion, means any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapour, soot, fumes, acids, alkalis, chemicals and waste. Waste includes material to be recycled, reconditioned or reclaimed

ENDORSEMENT #7 - SILICA EXCLUSION ENDORSEMENT

This policy does not apply to

1)                         Bodily Injury, Property Damage, potential Bodily Injury, or personal and Advertising Injury arising in whole or in part directly or indirectly, out of “silica”, including but not limited to:

a)                        inhaling, ingesting or physical exposure to “silica” directly or through any goods, products, structures, real estate or land containing “silica”; or

b)                       The use or presence of “silica” in any process or operation of any type, including but not limited to construction, manufacturing, sandblasting, cleaning, drilling, farming or mining; or

c)                        The use or presence of “silica” in any good, product, structure, real estate or land, or any component part of any good, product, structure, real estate or land; or

d)                       The manufacture, sale, transportation, handling, storage or disposal or “silica” or any goods, products, structures, real estate or land containing “silica”, or

2)                         any claim or suit arising out of or related to any disease actually or allegedly caused by, contributed to or aggravated by “silica”, including but not limited to silicosis, chronic silicosis, accelerated silicosis, acute silicosis, conglomerate silicosis, any Auto-immune disorder, tuberculosis, silicoproteinosis, cancer, scleroderma, emphysema, pneumoconiosis, pulmonary fibrosis, progressive massive fibrosis, any lung disease or any other ailment actually or allegedly caused by, contributed to or aggravated by ‘silica’; or

3)                         any costs of medical or other testing, monitoring or diagnosis arising from or related to any actual, alleged, threatened or feared Bodily Injury, Property Damage, potential Bodily Injury or personal and Advertising Injury arising in whole or in part, directly or indirectly, out of ‘silica’; or

4)                         any costs of investigations, feasibility studies, cleaning, removal or remediation of the actual or alleged presence of “silica” in or on any goods, products structures, real estate or land.

“Silica” means silica in any form and any of its derivatives, including but not limited to silica dust, silicon dioxide (SiO2), crystalline silica, quartz, or non-crystalline (amorphous) silica.

For the purposes of this endorsement only, “potential Bodily Injury” includes but is not limited to any alleged emotional or mental distress, risk of future disease, fear of contracting any disease, and ail costs of medical monitoring for any disease arising from or related to exposure to “silica”.

This exclusion applies regardless of whether any other cause or event contributed or is alleged to have contributed to any actual or alleged Bodily Injury, potential Bodily Injury, Property Damage or personal Injury and Advertising Injury in any way or at any time.

ENDORSEMENT #8 - MINIMUM PHYSICIANS LIMITS ENDORSEMENT

All physicians employed or contracted by the Insured are to maintain minimum Professional Liability limits of $250,000 each claim / $750,000 aggregate or so deemed.

ENDORSEMENT #9 - DEFINITION OF RELATED CLAIMS ENDORSEMENT

Related Claims means all claims based on, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving the same related facts, circumstances, situations, transactions or events or the same or related series of facts, circumstances, situations, transactions or events, whether related logically, causally or in any other way.

ENDORSEMENT #10 - RELATED ACTS DEEMED SINGLE ACT ENDORSEMENT

1.                          With regard to Professional Liability Claims, all damages arising from wrongly calibrated equipment and for one specific individual performing the same specific procedure incorrectly every time, are considered to arise out of a single Professional Liability Incident. Such Professional Liability Incident will be deemed to have first taken place at the time the first claim seeking such damages is made and reported accordance with the Reporting and Claims Handling Condition as attached.

2.                          With regard to General Liability Claims all damages arising from the same or related accidents, acts, offenses, publications or general conditions are considered to arise out of a single Occurrence, regardless of the frequency or repetition thereof, the type of damage at issue, or the number of claimants. Such Occurrence will be deemed to have first taken place at the time the first claim seeking such damages is made and reported accordance with the Reporting and Claims Handling Condition as attached.

For 1 and 2 above claims will be restricted to the same policy period and the date the claim is made is the date that will be used for triggering coverage for all subsequent claims arising out of the same circumstance, taking into account that a batch be identified within the policy or grace periods.

ENDORSEMENT #11 - REPORTING AND CLAIMS HANDLING CONDITION ENDORSEMENT

As a condition of this policy the Insured must comply with the claims reporting and handling requirements of this Policy.

1.                         Notice

(A)                Loss Summaries Bordereau

Subject always to the terms, Declarations, Insuring Agreements, Definitions, Exclusions, this Reporting and Claims Handling Condition and Other Conditions of this Policy, to effect coverage under this Policy in respect of any Claim, and allow for the reduction or exhaustion of the applicable self insured retention, written notice of such Claim should be sent, by registered or certified mail, during the period of this Policy, but in no event later than sixty days after the expiration date of this Policy.

Notice of such Claims should be sent, using a Loss Summaries Bordereau to the Underwriter.

The Insured shall submit a supplemental Loss Summaries Bordereau to Underwriters annually thereafter, reflecting new information, or the lack thereof, until all liability under this Policy has been satisfied.

If the Insured have exercised their right to the Extended Reporting Period, as provided for by the Conditions of the Original Policy, then such written notice must be sent prior to the expiration of such Extended Reporting Period.

In the event that such written notice is sent, as aforesaid, within such period of sixty days after the expiration date of this Policy, or during the Extended Reporting Period, such notice shall be deemed to have been sent on the last day of the period of this Policy.

(B)                  Individual Loss Advice Forms

In addition to the written notice of any such Claim, as specified in the preceding paragraphs, the Insured shall promptly submit to Underwriters detailed written Information regarding each Claim that meets one or more of the following criteria during the period of this Policy:

(i)                        those reserved by the Insured, or any Underwriter, for an amount equal to or greater than fifty percent of the Self insured retention applicable to such Claim;

(ii)                     those involving any of the following injuries or omissions of which the Insured becomes aware:

a)                        death,

b)                       brain damage or neurological deficit,

c)                        paralysis or nerve injury

d)                       total or partial loss of limb(s), or loss of the use of limb(s),

e)                        impairment or loss of sight, hearing, taste, touch or smell,

f)                          failure to diagnose resulting in radiation therapy, chemotherapy or other continuous treatment

g)                       Human Immuno Deficiency Virus (HIV), Acquired Immune Deficiency Related Complex (ARC), Acquired Immune Deficiency Syndrome (AIDS) or any related virus, complex or syndrome,

(iii)                  those about which the Insured has information reasonably to believe may, assuming liability, involve this Policy.

This additional information must be submitted using the Loss Advice Form. A supplemental Loss Advice Form must be submitted at least every six months for those Claims on which notice has been given, highlighting new information, or the lack thereof.

In the event of any Claim for which notice has been given using a loss Summaries Bordereau and which, at the time of such notice, did not meet the criteria set forth in sub-paragraphs (B)(i), (ii) or (iii) above, should such Claim subsequently meet such criteria, the Insured shall promptly submit a Loss Advice Form for such Claim.

2.                          Claim

As used in this Reporting and Claims Handling Condition only, the word “Claim” means: -

i)                           any claim first made, in writing, against the Insured during the period of this Policy, or during any Extended Reporting Period as provided for in the Original Policy;

ii)                        any demand for compensation or services first made, in writing, by any person against the Insured during the period of this Policy, or during any Extended Reporting Period as provided for in the Original Policy;

3.                          Defense Settlement and Co-operation

Underwriters have no obligation, and shall not be called upon, to diligently administer, investigate, adjust, appraise and defend all or any Claim(s) made against an Insured for which insurance is afforded under this policy, but Underwriters shall have the right and shall be afforded the opportunity to associate with the Insured in the control and defense of any Claim involving this Policy or the self insured retention;

It shall be the responsibility, right and duty of the Named Insured and not of the Underwriters to diligently administer, investigate, adjust, appraise and defend all claims made against an Insured for which insurance is afforded under this policy. The Named Insured shall have such right and duty even if any of the allegations of the claim are groundless, false or fraudulent.

The Insured and the Underwriters shall consult and concur in the selection of counsel to defend any Claim which is first made, in writing, against the Insured during the period of this Policy, or during any Extended Reporting Period as provided for by the conditions of the Original Policy, and which may involve this Policy or the Self insured retention. The Insured and their defense counsel shall co-operate with the Underwriters and afford them access to defense counsel files and the opportunity to discuss the status, evaluation and strategy with defense counsel.

The Insured agrees to act in good faith and with reasonable care to avoid damages exceeding the Self insured retention. When it appears that the amount of settlement or judgment on any Claim may involve the Limit of Liability of this Policy, the insured will immediately inform Underwriters, who will be afforded the opportunity to participate directly in settlement negotiations.

4.                          Claims Review

The Underwriter may conduct a review of the Insured’s Claims and claims handling procedures.

This review shall be carried out at such times as specified by Underwriters, and will normally include a visit to the insured’s claims operation. The Insured shall afford the Underwriter full co-operation and make available all information required by the Insured. The insured shall also allow the Underwriter such access to the Insured’s records and personnel as may be necessary.

Loss Advice Forms and Interim Loss Summaries Bordereaux should be submitted to the Underwriter by the Insured prior to each such review.

Underwriters may waive any of the reporting requirements contained in this Policy which Underwriters determine to be unduly burdensome upon the Insured. Underwriters may also request additional or alternative information, which shall be supplied by the Insured.

The Insured agrees that the availability of full information is material to the risk undertaken by Underwriters and is essential to the coverage afforded by this Policy.

ENDORSEMENT #12 - APPORTIONMENT OF COSTS ENDORSEMENT

Notwithstanding anything contained herein to the contrary, it is understood that Underwriters subscribing to this Policy shall not pay for any defense expenses attributable to any one claim or incident until such time as the amounts, as set forth in the Self Insured Retention, are exhausted solely by sums paid as damages only (exclusive of defense expenses); all such defense expenses shall be apportioned to and borne by the Insured, in accordance with the provision 5 Self Insured Retention of this Policy.

For the purpose of the apportionment of defense expenses, in the event of exhaustion of the Self Insured Retention solely by sums paid as damages (exclusive of defense expenses), those attributable defense expenses to be borne by the Insured, in addition to the amounts specified in the Self Insured Retention, shall be calculated in the ratio that the said Self Insured Retention, paid as damages only (exclusive of defense expenses) bears to the ultimate amount paid as damages only (exclusive of defense expenses) in respect of all claims arising from the same claim or incident.

Nothing contained within the foregoing shall serve to increase the limits of Underwriters’ liability hereon beyond the amounts set forth in ITEM 4. of the Declarations, which shall always apply inclusive of defense expenses.

ENDORSEMENT # 13 - NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - DIRECT - USA

(Not to apply to Nuclear Medicine and Radiation Therapy)

For attachment to Policies of the following classifications in the U S A, its Territories and Possessions, Puerto Rico and the Canal Zone -

Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability, (including Massachusetts Motor Vehicle or Garage Liability), not being insurances of the classifications to which the Nuclear Incident Exclusion Clause - Liability - Direct (Limited) applies.

This policy does not apply -

I.                            Under any Liability Coverage, to injury, sickness, disease, death or destruction

(a)                    with respect to which an Insured under the policy is also an Insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; or

(b)                   resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the Insured is, or had this policy not been issued would be, entitled to indemnify from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

II.                        Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to immediate medical or surgical relief, to expenses incurred with respect to Bodily Injury, sickness, disease or death resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

III.                    Under any Liability Coverage, to injury, sickness, disease, death or destruction resulting from the hazardous properties of nuclear material, if

(a)                    the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an Insured or (2) has been discharged or dispersed therefrom;

(b)                   the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an Insured; or

(c)                    the injury, sickness, disease, death or destruction arises out of the furnishing by an Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (c) applies only to Injury to or destruction of property at such nuclear facility.

IV.                    As used in this endorsement:

“hazardous properties” include radioactive, toxic or explosive properties, “nuclear materials” means source material, special nuclear material or byproduct material; “source materials”, “special nuclear material”, and “byproduct material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; “spent fuel” means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; “waste’ means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; “nuclear facility” means

(a)                    any nuclear reactor,

(b)                   any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste.

(c)                    any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235.

(d)                   any structure, basin, excavation, premises or piece prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and ail premises used for such operations; “nuclear reactor” means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material. With respect to injury to or destruction of property, the word “Injury” or “destruction” includes all forms of radioactive contamination of property.

It is understood and agreed that, except as specifically provided in the foregoing to the contrary, this clause is subject to the terms, exclusions, conditions and limitations of the Policy to which it is attached.

*NOTE: As respects policies which afford liability coverages and other forms of coverage in addition, the words underlined should be amended to designate the liability coverage to which this clause is to apply.

NMA 1256

ENDORSEMENT #14 - RADIOACTIVE CONTAMINATION EXCLUSION CLAUSE -LIABILITY-DIRECT ENDORSEMENT

(Not to apply to Nuclear Medicine and Radiation Therapy)

For attachment (in addition to the appropriate Nuclear Incident Exclusion Clause -Liability - Direct) to liability insurances affording worldwide coverage.

In relation to liability arising outside the U.S.A., its Territories or possessions, Puerto Rico or the Canal Zone, this Policy does not cover any liability of whatsoever nature directly or indirectly caused by or contributed to by or arising from ionizing radiations or contamination by radioactivity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel.

NMA 1477

ENDORSEMENT #15 - BUSINESS ASSOCIATE ENDORSEMENT

Obligations of the Underwriter

Pursuant to the Standards for Privacy of Individually Identifiable Health Information and the Health Insurance Reform Security Standards issued under the Health Insurance Portability and Accountability Act of 1996 (the “Privacy Rule” and the “Security Rule,” respectively), the Underwriter shall:

1.                          Not use or further disclose protected health information, as defined by the Privacy Rule (“PHI”), other than:

a.                         To administer this Policy or reinsurance agreements to which the Underwriter is a party relating to this Policy;

b.                        To analyze coverage and/or liability issues;

c.                         To evaluate claims for purposes of defense or settlement;

d.                        To set, evaluate or adjust reserves;

e.                         To set, raise or refund any current or future insurance or reinsurance premiums;

f.                           To underwrite this Policy or future insurance coverage;

g.                        To evaluate the Insured’s risk management, loss prevention and quality assurance activities;

h.                        As otherwise provided in this Endorsement or in connection with this Policy or as permitted or required by the Policy;

i.                            For the proper management and administration of the Underwriter and to carry out the legal responsibilities of the Underwriter, provided in each case that the disclosure is required by law, or reasonable assurances are obtained from the person to whom the information is disclosed that it will be held confidentially and used or further disclosed only as required by law or for the purpose for which it was disclosed to such person and that the person notifies the Underwriter of any instances of which it is aware in which the confidentiality of the information has been breached;

j.                            To provide data aggregation services relating to the health care operations of the Insureds; and

k.                         As required by applicable law.

2.                          Use appropriate safeguards to prevent use or disclosure of PHI other than as provided for by this Endorsement. Additionally, the Underwriter agrees to implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of the electronic PHI that it creates, maintains or transmits on behalf of the Insured.

3.                          Report to the Insured who provided such PHI any use or disclosure of PHI not provided for by this Endorsement and any Security Incident (i.e., the attempted or successful unauthorized access, use, disclosure, modification or destruction of information or interference with system operations in an information system) of which the Underwriter becomes aware.

4.                          Ensure that any of its agents or subcontractors to which the Underwriter provides PHI received from or created or received on behalf of Insured agrees to the same restrictions and conditions that apply through this Endorsement to the Underwriter with respect to PHI, including without limitation, the obligation to implement reasonable and appropriate safeguards to protect electronic PHI.

5.                          To the extent the Underwriter maintains PHI in a designated record set (as defined by the Privacy Rule) and at the request of the Insured, make such PHI available for access to the Insured except for:

a.                         PHI maintained by the Underwriter which is a copy of PHI held by the Insured; or

b.                        Information that is protected by the Privacy Rule or other applicable law from disclosure.

6.                          To the extent the Underwriter maintains PHI in a designated record set (as defined by the Privacy Rule) and at the request of an Insured, make available to the Insured such PHI for amendment and Incorporate any amendments to PHI provided by the Insured.

7.                          At the request of an Insured, provide documentation of disclosures of PHI made by the Underwriter other than for purposes described in Paragraph 1 above and provide the following information related to each such disclosure for purposes of enabling the Insured to provide an accounting of disclosures of PHI as required under the Privacy Rule:

a.                         The date of the disclosure;

b.                        The name of the entity or person who received PHI and, if known, the address of such entity or person;

c.                         A brief description of PHI disclosed; and

d.                        A brief statement of the purpose of the disclosure that reasonably informs the Insured of the basis for the disclosure.

The foregoing is subject to all of the exceptions to an accounting of disclosures of PHI provided in the Privacy Rule (e.g., no accounting is required for disclosures of PHI made in connection with health care operations as defined by the Privacy Rule).

8.                          Make its internal practices, books, and records relating to the use and disclosure of PHI received from or by the Underwriter on behalf of the Insured available to the Secretary of the United States Department of Health and Human Services for purposes of determining the Insured’s compliance with the Privacy Rule.

Obligations of the Insureds

An Insured shall:

1.                          Not request the Underwriter to use or disclose PHI in any manner prohibited to the Insured under the Privacy Rule.

2.                          Notify the Underwriter of any limitations in or changes to its Notice of Privacy Practices to the extent that such limitation or change may affect the Underwriter’s use or disclosure of PHI.

3.                          Notify the Underwriter of any restriction on the use or disclosure of PHI that it has agreed to in accordance with the Privacy Rule to the extent that such restriction may affect the Underwriter’s use or disclosure of PHI.

Material Breach Involving PHI

Upon the Insured’s knowledge of a material breach by the Underwriter of the provisions of this Endorsement involving the use or disclosure of PHI, the Insured shall provide the Underwriter with written notice of such breach, including a description of the manner in which the circumstances leading to such breach can be cured. The Insured shall provide the Underwriter with an opportunity to cure by taking steps to change such circumstances within the sixty-day period following the notice. If the breach is not cured within such sixty-day period, the Insured may terminate this Policy with respect to the Insured, if feasible. The Underwriter acknowledges that if termination under those circumstances is not feasible, the Insured is obligated to report the violation to the Secretary of the United States Department of Health and Human Services.

Effect of Termination or Cancellation

The Underwriter and the Insured acknowledge and agree that PHI will be needed by the Underwriter following the termination or cancellation of the Policy for purposes described herein, and that it therefore is not feasible for the Underwriter to return or destroy all PHI received from or on behalf of Insured. Therefore, the Underwriter shall extend the protections of this Endorsement to such PHI and limit further uses and disclosures of such PHI to those purposes that make the return or destruction infeasible for so long as the Underwriter maintains such PHI. These provisions shall survive termination of this Policy.

Applicability

This Endorsement applies to a particular Insured only if and to the extent such Insured is a covered entity or a member of the workforce of a covered entity within the meaning of the Privacy Rule. This Endorsement is being provided solely for the purpose of enabling the Insured to comply with its obligations as a “covered entity” under the Privacy Rule and does not constitute an agreement by the Underwriter to be subject to any United States federal or state law to which the Underwriter is not otherwise subject.

All other terms, conditions and exclusions of the policy remain unchanged.

ENDORSEMENT #16 - NO RECOURSE ENDORSEMENT

In no event shall anyone other than an Insured or, in the event of an Insured’s insolvency, its receiver, liquidator or statutory successor, have any rights to payment from Underwriters under this policy.

ENDORSEMENT #17 - SPECIAL RIGHTS AND DUTIES OF THE NAMED INSURED:

The Named Insured shown on the Declarations Page shall act on behalf of all Insureds as to:

a.                         Giving and receiving notice of cancellation;

b.                        Payment of premiums and receipt of return premiums;

c.                         Acceptance of any endorsements to this policy; or

d.                        Purchasing or deciding not to purchase the extended reporting period or extended discovery coverage, if applicable; or

e.                         Reporting and handling of claims.

ENDORSEMENT #18 - TITLES OF PARAGRAPHS & HEADINGS:

Titles of paragraphs and section headings are inserted solely for convenience of reference and shall not be deemed to limit, expand or otherwise affect the provisions to which they relate.

ENDORSEMENT #19 - PHYSICIAN EXCLUSION:

Coverage is excluded for any physician who is not specifically endorsed on the Schedule of Individual Physicians.